UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2010

ALBANY INTERNATIONAL CORP. (Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1373 Broadway, Albany, New York	12204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

None (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

TABLE OF CONTENTS

Item 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

During 2008 and 2009, Albany International Corp. (the "Company”) announced several restructuring-related actions that resulted in closure of facilities, employee termination costs, asset impairment, and other charges. At the time of the announcements, the Company was unable to estimate the cost of such actions. Presented below, are the restructuring costs for each of the announcements.

The Company issued a news release on November 20, 2008 announcing the intention of its subsidiary, Württembergische Filztuchfabrik D. Geschmay GmbH (“WFG”) to consolidate manufacturing operations at its paper machine clothing manufacturing operations in Goppingen, Germany. On July 1, 2009, the Company announced plans to further reduce manufacturing at that location. These actions resulted in restructuring costs of $18.5 million in 2008 and $18.7 million in 2009. The charges included non-cash write-downs of property, plant and equipment totaling $13.5 million, and cash charges of $23.7 million for other costs, principally employee severance and related costs. As of December 31, 2009, $1.9 million was unpaid.

The Company issued a news release on January 15, 2009 announcing the intention of its subsidiary, Albany International Oy (“AI Oy”), to discontinue operations at its dryer fabric facility in Konala, Finland. This action resulted in restructuring costs of $6.6 million in 2009, including non-cash charges of $1.5 million for the write-down of property, plant and equipment, and cash charges of $5.1 million for other costs, principally employee severance and related costs. All cash payments were made during 2009.

The Company issued a news release on June 28, 2009 announcing plans to wind down the manufacturing operations of Albany International Pty. Ltd. in Gosford, Australia. This action resulted in restructuring costs of $9.3 million in 2009, including non-cash charges of $4.8 million for the write-down of property, plant and equipment, cash expenses of $0.4 million related to pension plan settlements, and $4.1 million for other costs, principally employee severance and related costs. As of December 31, 2009, $2.7 million was unpaid.

In July 2009, the Company announced its intention to discontinue operations at its operations in Tumwater, Washington and Portland, Tennessee. These actions resulted in restructuring costs of $0.6 million in 2009, including non-cash charges of $2.0 million for the write-down of property, plant and equipment, a non-cash reduction to expense of $6.5 million for a benefit plan curtailment gain, and cash expenses of $5.1 million for other costs, principally employee severance and related costs. As of December 31, 2009, $3.7 million was unpaid.

In July 2009, the Company issued a news release announcing plans to reduce manufacturing capacity in Riberac, France. This action resulted in restructuring costs of $7.5 million in 2009, including non-cash charges of $1.5 million for the write-down of property, plant and equipment, a non-cash reduction to expense of $2.3 million for a benefit plan curtailment gain, and cash expenses of $8.3 million for other costs, principally employee severance and related costs. As of December 31, 2009, $4.6 million was unpaid.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP. By: /s/ Michael K. Burke Name: Michael K. Burke Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: February 12, 2010